Exhibit 1.1

Execution Copy

OGLETHORPE POWER CORPORATION

(An Electric Membership Corporation)

UNDERWRITING AGREEMENT

$300,000,000

5.25% First Mortgage Bonds, Series 2011 A due 2050

Underwriting Agreement

August 16, 2011

Goldman, Sachs & Co.
200 West Street
New York, New York 10282

As Representative of the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized under the laws of the State of Georgia (the “Company”), proposes to issue and sell to the Underwriters listed in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co. is acting as representative (the “Representative”), an aggregate of $300,000,000 principal amount of its 5.25% First Mortgage Bonds, Series 2011 A due 2050 (the “Securities”).  The Securities will be issued pursuant to an Indenture dated as of March 1, 1997 (the “Base Indenture”), made by the Company, formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), to U.S. Bank National Association, successor to SunTrust Bank, Atlanta, as trustee (the “Trustee”), as supplemented through and including the Sixty-First Supplemental Indenture (the “Supplemental Indenture”) thereto to be dated as of August 1, 2011 (the Base Indenture, as so supplemented, the “Indenture”).

The Company hereby confirms its agreement with the Underwriters concerning the purchase and sale of the Securities, as follows:

1.             Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-167135), including a prospectus, relating to the Securities.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430B Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Base Prospectus” means the base prospectus in the form in which it has most recently been filed with the Commission and declared effective on or prior to the date of this Agreement, the term “Preliminary Prospectus” means the Base Prospectus and the preliminary prospectus supplement dated August 16, 2011 filed with the Commission pursuant to Rule 424(b) under the Securities Act that omits the Rule 430B Information, and the term “Prospectus” means the Base Prospectus and the final prospectus supplement to be filed with the Commission pursuant to Rule 424(b) under the Securities Act and used by the Underwriters (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

For purposes of this Agreement, the “Time of Sale” is 2:00 p.m. (New York City time) on the date of this Agreement.  The Preliminary Prospectus and each Issuer Free Writing Prospectus (as defined below) listed on Annex A hereto are collectively referred to as the “Time of Sale Information”.

2.             Purchase of the Securities by the Underwriters.  (a) The Company agrees to issue and sell the Securities to the Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agree, jointly and severally, to purchase from the Company the Securities at a price equal to 98.925% of the principal amount thereof. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Company understands that the Underwriters intend to make a public offering of the Securities as soon after this Agreement has been executed and delivered as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)           Payment for and delivery of the Securities will be made at the offices of Sutherland Asbill & Brennan LLP, 999 Peachtree Street, NE, Atlanta, Georgia, 30309 at 10:00 A.M., New York City time, on August 19, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the Representative, acting on behalf of itself and the other Underwriters, of one or more global bonds representing the Securities (collectively, the “Global Bond”) registered initially in the name of the Representative.  The Representative, acting on behalf of itself and the other Underwriters, shall, upon delivery of the Global Bond to it and as registered holder thereof, provide its consent (in form and substance satisfactory to the Company, the Trustee and counsel to the Company) to the amendments to the Indenture described in the Prospectus under the caption “SUMMARY OF THE INDENTURE — Proposed Amendments to the Indenture,” immediately after which the Representative, acting on behalf of itself and the other Underwriters, shall cause the Global Bond to be registered in the name of the nominee of The Depository Trust Company for the account of the Underwriters.  The Global Bond will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)           The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  The Underwriters have financial and other interests that differ from those of the Company.  Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or, other than the Rule 430B Information, omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b)           Time of Sale Information.  The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)           Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto and (v) any electronic road show (not including question and answer sessions with investors) or other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d)           Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)           Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its subsidiaries, including Rocky Mountain Leasing Corporation (“RMLC”),  as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated therein; and the financial information under the heading “SELECTED FINANCIAL DATA” included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is presented fairly and has been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus.  The financial and statistical information of each of the

Company’s members (individually, a “Member” and collectively, the “Members”) contained in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2011, filed with the SEC on May 12, 2011 (the “Form 10-Q”) accurately reflect the information provided by each Member to the Company for inclusion in such Exhibit to the Form 10-Q.

(g)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor RMLC has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference would have a material adverse effect on the general affairs, business, properties, management, financial position, patronage capital or results of operations of the Company and RMLC, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any (i) decrease in the patronage capital or (ii) increase in long-term debt of the Company and RMLC, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus or as specified in the letter from Ernst & Young LLP provided pursuant to Section 6(f) hereof, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, management, financial position, patronage capital or results of operations of the Company and RMLC, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)           Title to Real and Personal Property.  The Company and RMLC have good and marketable title to all real property and good title to all personal property comprising part of the Trust Estate (as defined in the Indenture), in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Registration Statement, the Time of Sale Information and the Prospectus, including such as are permitted under the Indenture, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and RMLC; and any real property and buildings held under lease by the Company and RMLC and included in the Trust Estate are held by them under valid, subsisting and enforceable leases with such exceptions as are described or referred to in the Registration Statement, the Time of Sale Information and the Prospectus, including such as are permitted under the Indenture, or are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and RMLC comprising part of the Trust Estate and subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”); and no notice has been given to the Company or RMLC by any governmental authority of any proceeding to condemn or otherwise acquire any of the property of the Company or RMLC and, to the best of the Company’s knowledge, no such proceeding is contemplated.

(i)            Organization and Good Standing.  The Company has been duly incorporated and is validly existing as an electric cooperative corporation in good standing under the laws of the State of Georgia; RMLC has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each of the Company and RMLC has the power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and, in the case of the Company, to enter into and perform its obligations under this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”), and has been duly qualified as a foreign corporation in each jurisdiction in which such qualification is required and is in good standing under the laws of each such jurisdiction or is not subject to any material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(j)            Capitalization.  All of the issued shares of capital stock of RMLC have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(k)           The Indenture and the Securities.  The Securities have been duly authorized by the Company and, when executed, issued and delivered pursuant to this Agreement and the Indenture and paid for in accordance with the terms of this Agreement and authenticated in accordance with the terms of the Indenture, will have been validly executed, authenticated, issued and delivered and will constitute valid and binding obligations, enforceable in accordance with their terms, subject to the Enforceability Exceptions, and entitled to the benefits provided by the Indenture under which they are to be issued; the Indenture has been duly authorized and, when the Supplemental Indenture, which will be substantially in the form previously delivered to the Representative, is executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to the Enforceability Exceptions; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus and the Securities will be in substantially the form previously delivered to the Representative; the Indenture is duly qualified under the Trust Indenture Act.

(l)            Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(m)          Accuracy of Certain Statements.  The statements contained (A) in the Registration Statement, the Time of Sale Information and the Prospectus (i) under the captions “DESCRIPTION OF THE BONDS,” insofar as they purport to constitute a summary of the terms of the Securities and (ii) under the heading “SUMMARY OF THE INDENTURE,” insofar as they purport to constitute a summary of certain provisions of the Indenture, are accurate summaries of such provisions and (B) in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, under the headings “BUSINESS — OGLETHORPE POWER CORPORATION” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” insofar as they purport to constitute summaries of certain provisions of the Indenture and the Amended and Restated Wholesale

Power Contracts dated as of January 1, 2003 and amended as of June 1, 2005, constitute accurate summaries of such provisions.

(n)           No Violation or Default.  None of the Company or RMLC is (i) in violation of its Articles of Incorporation or Bylaws or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) above, for any such default that would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, patronage capital or results of operations of the Company or RMLC taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”).

(o)           No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or RMLC is a party or by which the Company or RMLC is bound or to which any of the property or assets of the Company or RMLC is subject, (ii) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or RMLC or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or RMLC or any of their properties, except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)           No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any of the Members or any court or arbitrator or governmental or regulatory authority having authority over the Company or RMLC or any of their properties is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act and the qualification of the Indenture under the Trust Indenture Act (which have been obtained or made) and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(q)           Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or RMLC is a party or to which any property of the Company or RMLC is the subject that, individually or in the aggregate, if determined adversely to the Company or RMLC would have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the issuance or sale of the Securities pursuant to this Agreement; and, to the best of the Company’s knowledge no such inquiries, investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or threatened by others.

(r)            Independent Accountants.  Ernst & Young LLP who has delivered the letter set forth in Section 6(f) hereof, is an independent registered public accounting firm with respect to the Company and RMLC within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)           Subsidiaries.  Other than RMLC, the Company has no subsidiaries with any material assets or liabilities.

(t)            Licenses and Permits.  Each of the Company and RMLC owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, “Authorizations”) from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except as described in the Registration Statement, the Time of Sale Information and the Prospectus or where the failure to own, possess or obtain such Authorizations or make such declarations and filings would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or RMLC has received any actual notice of any proceeding relating to revocation or modification of any such Authorization, except as described in the Registration Statement, the Time of Sale Information and the Prospectus or where the revocation or modification of such Authorization would not, individually or in the aggregate, have a Material Adverse Effect; and each of the Company and RMLC is in compliance with all Authorizations and laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

(u)           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, customers or suppliers of the Company, on the other, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described in such documents.

(v)           Investment Company Act.  The Company is not, and after giving effect to the offering and sale of the Securities, will not be, an “investment company,” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w)          Taxes.  The Company and RMLC have paid all federal, state and local taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or RMLC or any of their respective properties or assets that is likely to result in a Material Adverse Effect.

(x)            No Labor Disputes.  There are no existing or, to the best of the Company’s knowledge, threatened labor disputes with the employees of the Company or RMLC which are likely to have a Material Adverse Effect

(y)           Lien of Indenture.  The Indenture (excluding the Supplemental Indenture) constitutes, and when the Supplemental Indenture is executed and delivered by the Company and the Trustee and filed and recorded, the Indenture will constitute, a direct and valid first lien upon all of the properties and assets of the Company specifically or generally described or referred to in the Indenture as being subject to the lien thereof, subject only to the exceptions referred to in the Indenture, and will create a similar lien upon all properties and assets acquired by the Company after the date hereof which are required to be subjected to the lien of the Indenture, when acquired by the Company, subject only to the exceptions referred to in the Indenture and free from all other prior liens, charges and encumbrances; the descriptions of all such properties and assets contained in the granting clauses of the Indenture are correct and adequate for the purposes of the Indenture; and the Indenture (excluding the Supplemental Indenture) has been duly recorded as a deed to secure debt, and any required filings (other than with respect to filing the Supplemental Indenture) with respect to personal property and fixtures subject to the lien of the Indenture have been duly made in each place in which such recording or filing is required to protect, preserve and perfect the lien of the Indenture; and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements related thereto and similar documents (other than with respect to filing the Supplemental Indenture) have been paid; the Supplemental Indenture will be duly recorded or filed promptly after the Closing Date in the real and personal property records in each place in which the Indenture (excluding the Supplemental Indenture) has been recorded or filed and in all other places required to protect, preserve and perfect the lien of the Indenture, and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Supplemental Indenture and the issuance of the Securities will be paid.

(z)            Compliance With Environmental Laws.  The Company (i) is in compliance with any and all applicable federal, state and local laws, regulations, orders, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received or obtained all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)         Disclosure Controls.  The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)         Accounting Controls.  The Company maintains “internal control over financial reporting” (as defined in Rule 13 a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company also maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as required to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting.

(cc)         Insurance.  The Company and RMLC maintain insurance covering their respective properties, operations, personnel and businesses as they deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company, RMLC and their respective businesses.

(dd)         No Broker’s Fees.  The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ee)         No Registration Rights.  No person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ff)           No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(gg)         Business with Cuba.  The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(hh)         Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ii)           Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj)           Status under the Securities Act.  The Company has paid the registration fee for the offering of the Securities pursuant to Rule 457 under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

4.             Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)           Required Filings.  The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below).  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(b)           Delivery of Copies.  The Company will deliver, without charge, to each Underwriter (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (ii) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request.

(c)           Amendments or Supplements; Issuer Free Writing Prospectuses.  The Company will: (i) prepare and file any Issuer Free Writing Prospectus relating to the Securities in a form approved by the Representative, (ii) make and file no amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus relating to the Securities, whether before or after the time that the Registration Statement becomes effective, without reasonable notice thereof to the Representative, and (iii) furnish the Representative with copies thereof.

(d)           Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) during the Prospectus Delivery Period when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) during the Prospectus Delivery Period of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)            Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)           Blue Sky Compliance.  The Company will qualify the Securities for non-retail offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction and (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)           Earning Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)            Clear Market.  During the period from the date hereof through and including the date that is 45 days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any taxable first mortgage bonds issued or guaranteed by the Company and having a tenor of more than one year.

(j)            Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “USE OF PROCEEDS”.

(k)           No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l)            Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.             Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company.

(b)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c)           The Underwriters will not sell the Securities in retail offerings.

6.             Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date.

(c)           No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities issued or guaranteed by the Company by any “nationally recognized statistical rating organization”, as such term is defined by the

Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(d)           No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)           Officers’ Certificate.  The Representative shall have received on and as of the Closing Date a certificate of the chief executive officer and chief financial officer of the Company (i) confirming that each such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and that the representations and warranties of the Company in this Agreement are true and correct in all material respects and (ii) confirming that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)            Comfort Letters.  On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cutoff” date no more than three business days prior to the Closing Date.

(g)           Opinion and 10b-5 Statement of Counsel for the Company.  Sutherland Asbill & Brennan LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion or opinions and 10b-5 Statement or Statements, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in the form of opinion provided to the Representative on the date hereof.

(h)           Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j)            Good Standing.  The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and RMLC in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)           Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: under the caption “UNDERWRITING” in the Prospectus, the concession and reallowance figures in the third paragraph, the market stabilization activities described in the fifth (fourth sentence only) and seventh paragraphs and the other information included in the twelfth paragraph applicable to the respective Underwriter.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all

Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.             Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or there has occurred a material disruption in commercial banking or securities settlement or clearance services; or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.           Payment of Expenses.  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses of counsel to the Underwriters; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vii) any fees charged by rating agencies for rating the Securities; (viii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (ix) the costs and charges of any transfer agent and any registrar; (x) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; and (xi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)           If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.           Miscellaneous.  (a) Authority of the Representative.  The Representative is duly authorized to act hereunder on behalf of the other Underwriters, including but not limited to providing consent pursuant to Section 2(d) of this Agreement.  Any action by the Underwriters hereunder may be taken by the Representative alone on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon all the Underwriters.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative at Goldman, Sachs & Co., 200 West Street, New York, New York 10282 (tel.: (866) 471-2526); Attention: Mark Glotfelty.  Notices to the Company shall be given to it at 2100 East Exchange Place, Tucker, Georgia 30084-5336 (fax: (770) 270-7872); Attention: Executive Vice President and Chief Financial Officer.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signatures on following page.]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
OGLETHORPE POWER CORPORATION (An Electric Membership Corporation)

	By:	/s/ ELIZABETH B. HIGGINS
	Name:	Elizabeth B. Higgins
	Title:	Executive Vice President and Chief Financial Officer

Accepted: August 16, 2011

GOLDMAN, SACHS & CO.

/s/ GOLDMAN, SACHS & CO.

Schedule I

Name of Underwriters	Principal Amount of Securities

Goldman, Sachs & Co.	$60,000,000
J.P. Morgan Securities LLC	60,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	30,000,000
Mitsubishi UFJ Securities (USA), Inc.	30,000,000
RBC Capital Markets, LLC	30,000,000
Wells Fargo Securities, LLC	30,000,000
BMO Capital Markets	12,000,000
Fifth Third Securities, Inc.	12,000,000
Mizuho Securities USA Inc.	12,000,000
SunTrust Robinson Humphrey, Inc.	12,000,000
U.S. Bancorp Investments, Inc.	12,000,000

TOTAL:	$300,000,000

Sch. I-1

Annex A

Issuer Free Writing Prospectuses

1.             Issuer Free Writing Prospectus, dated August 16, 2011, filed pursuant to Rule 433.

A-1

Annex B

PRICING TERM SHEET
(Relating to the Preliminary Prospectus Supplement dated August 16, 2011 and the Prospectus dated August 4, 2010)

Issuer:	Oglethorpe Power Corporation (An Electric Membership Corporation)

Security:	5.25% First Mortgage Bonds, Series 2011 A due 2050

Ratings:*	Moody’s:	Baa1 (Stable Outlook)
	Standard & Poor’s:	A (Stable Outlook)
	Fitch:	A (Stable Outlook)

Size:	$300,000,000

Price to Public:	99.800%

Maturity Date:	September 1, 2050

Treasury Benchmark	4.375% due May 2041

Treasury Price and Yield:	Price: 113-14 Yield: 3.632%

Spread to Treasury:	T + 163 basis points

Re-offer Yield:	5.262%

Make-Whole Call:	T + 25 basis points

Coupon:	5.25%

Interest Payment Dates:	September 1 and March 1 of each year beginning March 1, 2012

Format:	SEC Registered

Denominations:	$1,000 and any integral multiple thereof

CUSIP:	677050 AH9

ISIN Number:	US677050AH96

Trade Date:	August 16, 2011

Expected Settlement Date:	August 19, 2011 (T+3)

Underwriters’ Discount	0.875%

Joint Book Runners	Goldman, Sachs & Co. (20%) J.P. Morgan Securities LLC (20%)

Co-Managers:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated (10%)

Mitsubishi UFJ Securities (USA), Inc. (10%)

RBC Capital Markets, LLC (10%)

Wells Fargo Securities, LLC (10%)

BMO Capital Markets (4%)

Fifth Third Securities, Inc. (4%)

Mizuho Securities USA Inc. (4%)

SunTrust Robinson Humphrey, Inc. (4%)

U.S. Bancorp Investments, Inc. (4%)

* Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

B-1

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Oglethorpe Power Corporation at 770-270-7600, by calling your Goldman, Sachs & Co. sales person or Goldman, Sachs & Co., 200 West St, New York, NY 10282 Attention: Prospectus Department (212-902-1171) or by calling J.P. Morgan Securities LLC at 212-834-4533.

B-2